CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement of Multicell Technologies, Inc. on Form S-8 of our report, dated January 21, 2005, except for Note 15, as to which the date is February 10, 2005, on our audits of the consolidated financial statements of MultiCell Technologies, Inc. and subsidiaries as of November 30, 2004 and 2003 and for the years then ended, which report is included in the Company's Annual Report on Form 10-KSB for the year ended November 30, 2004.

/s/ J.H. Cohn LLP

New York, NY
August 12, 2005